                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               NOVEMBER 12, 1998


                              OMEGA WORLDWIDE, INC.
                      -------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   MARYLAND                                                    38-3382537
--------------------------------------------------------------------------------
(STATE  OR  OTHER  JURISDICTION       (COMMISSION           (IRS EMPLOYER
      OF INCORPORATION                  FILE NO.)           IDENTIFICATION NO.)


900 VICTORS WAY, SUITE 350, ANN ARBOR, MI                         48108
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)                        ZIP CODE


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                (734) 887-0200
--------------------------------------------------------------------------------


905 WEST EISENHOWER CIRCLE, SUITE 101, ANN ARBOR, MI 48103
--------------------------------------------------------------------------------
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)






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Item 5 Other Events


Omega Worldwide, Inc. (the "Company") announced on November 9, 1998 that Principal Healthcare Finance Trust ("Trust"), a wholly-owned subsidiary of the Company, had agreed to acquire and lease back thirty nursing homes in the Australian states of New South Wales, Queensland, Western Australia and Victoria for A$100 million (approximately $60 million). The transaction is in three phases. The first phase closed on November 12, 1998, with the purchase by the Trust of twenty-five properties for a total of A$80 million (approximately $48 million). The purchase of five Victorian homes will occur in the second phase upon completion of construction and the stabilized occupancy of the homes for an aggregate purchase price of A$20 million (approximately $12 million). The final phase involving an additional A$25 million (approximately $15 million), will encompass renovation and refurbishing during a five-year period ending October 2003 to enable homes to comply with physical plant regulations being implemented. All disbursements subsequent to the first phase are conditioned upon various levels of operating profitability and performance.

The properties were purchased from Moran Health Care Group (Australia) Pty Limited ("Moran"), currently the largest operator of aged care homes in Australia. Moran currently operates approximately 2,700 licensed aged care beds and approximately 500 assisted living units.

The transaction was funded by drawing A$50 million (approximately $30 million) on Principal's A$75 million revolving credit facility with a local bank and by an interim bridge advance of A$24 million (approximately $14.4 million) provided by Omega Healthcare Investors, Inc. ("Omega"). The terms of the bank's financing involved borrowings at rates from 115 to 150 basis points over base rate (currently at 6.10% to 6.45%) and the payment of a non-use fee and an initial establishment fee. The Omega loan bears interest at 10% and is due December 31, 1998, or sooner upon completion of local equity financing currently anticipated to be closed in the Company's first quarter.

The Company intends to reduce its equity investment in the Trust to less than 50% through the sale of units to Australian institutional investors.

The leaseback involves a thirty-year full repairing and maintenance lease (triple-net) by which Moran pays initial rent of A$7,860,000, with annual increases equal to changes in the Australian Consumers Price Index, subject to floor and ceiling.

The Company and subsidiaries provide management services to the Trust, including day-to-day operations, underwriting, marketing, monitoring and providing capital markets advice under a seven-year management contract which compensates the Company at an annual fee equal to 90 basis points, based on invested assets, together with an incentive management fee if returns exceed targeted thresholds.

Moran is the tenant for all of the Trust's investment real estate assets, which represent approximately 34% of the total assets at the date of acquisition after taking into account the Company's proportionate ownership (33.375%) of Principal Healthcare Finance Limited. After the completion of the equity placement in the first quarter, Moran will be the tenant for assets which represent approximately 19% of "total assets"

Financial information related to the Company's investment in the Trust and the related purchase of real estate is attached as Appendix A.

                                   Appendix A

The following tables set forth certain historical unaudited summary financial information for the Company as adjusted to give effect to the effect to (a) the contribution to the Company of common stock and subordinated loan of Principal Healthcare Finance Limited by Omega Healthcare Investors, Inc. on April 2, 1998 and (b) the investment on June 19, 1998 in certain facilities subject to long-term triple-net leases, and (c) further adjusted on a pro forma basis for the year ended September 30, 1997 to give effect to the Company's November 12, 1998 acquisition of facilities subject to long-term triple-net leases as if it had been completed on October 1, 1996.

The pro forma financial information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the above events actually occurred as of the date indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period.


                              OMEGA WORLDWIDE, INC.
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                    Unaudited
                                 (In Thousands)

                                                                                             As        Pro Forma
                                                                         Historical      Adjusted (A)  Adjustment      Pro Forma
                                                                         ----------      ------------  ----------      ---------
ASSETS
Cash                                                                      $              $ 18,376 (B)   $              $ 18,376
Restricted Cash                                                                             9,000 (B)                     9,000
                                                                          --------       --------       --------       --------

Total Current Assets                                                             0         27,376              0         27,376
Land and Buildings, subject to triple-net lease                                            27,778 (C)     48,000 (F)     75,778
Investment in -
  Principal Healthcare Finance Limited
     Subordinated Loan                                                                     23,805 (D)                    23,805
     Common Stock                                                                           5,297 (D)                     5,297
  Omega (UK) Limited and Other Assets (Net)                                                   150 (D)                       150
                                                                          --------       --------       --------       --------
Total Assets                                                              $      0       $ 84,406       $ 48,000       $132,406
                                                                          ========       ========       ========       ========

LIABILITIES
Non-Interest Bearing Deferred Purchase                                    $              $ 27,778 (C)   $              $ 27,778
  Obligations
Bridge Loan From Omega Healthcare Investors, Inc.                                                         14,400 (G)     14,400
Warehouse Facility Line of Credit                                                                         33,600 (H)     33,600
                                                                          --------       --------       --------       --------
Total  Liabilities                                                               0         27,778         48,000         75,778
SHAREHOLDERS' EQUITY
Preferred Stock                                                                             2,600 (E)                     2,600
Common Stock                                                                                1,225 (E)                     1,225
Additional Paid-In Capital                                                                 52,803 (E)                    52,803
                                                                          --------       --------       --------       --------
Total Stockholders' Equity                                                       0         56,628              0         56,628
                                                                          --------       --------       --------       --------
Total Liabilities and Stockholders' Equity                                $      0       $ 84,406       $ 48,000       $132,406
                                                                          ========       ========       ========       ========

(A) Represents balance sheet of Omega Worldwide, Inc. as of September 30, 1997 adjusted to give effect to the transactions described in paragraphs
       (B) through (E) below.

(B) Proceeds of $27,376,000 from the issuance of 3,750,000 shares of the Company to its shareholders at $7.50 per share in connection with the IPO and rights offering (less offering and registration costs of $750,000), plus proceeds from initial subscription for 1,000 shares by Omega Healthcare Investors, Inc., less restricted cash of $9 million which relates to the acquisition of the Trust described in (C).

(C) Acquisition of the initial investment by the Trust on June 19, 1998, including its ten aged care homes and four hundred eighty assisted living units and deferred payment obligation. The Company contributed $3,000,000 in exchange for all of the shares of the Trust. The terms of the purchase include a deferred acquisition price of $30,000,000 (net amount of $27,777,800 after imputed interest at an 8% discount rate) payable June 20, 1999. A letter of credit has been drawn for the benefit of the seller in the amount of $30,000,000 and the Company and Trust have deposited $9,000,000 with a bank to secure its reimbursement obligation should the seller seek to collect under the terms of the letter of credit. For purposes of translation to U.S. dollars, the assumed rate of exchange of A$.60 to $1 has been used.

(D) Contribution by Omega Healthcare Investors, Inc. of investments in Principal Healthcare Finance Limited recorded at Omega Healthcare Investor's carrying value, in exchange for 8,499,000 fully paid common shares and 260,000 shares of Class B preferred stock of the Company. The Subordinated Loan earns interest at the rate of 11.83% with annual increases of 3% each July and is due in December 2000. The common stock investment represents 33.375% of the outstanding voting stock of Principal Healthcare Finance Limited. A currency swap arrangement was entered into in order to hedge the currency risk associated with the Company's investment in the United Kingdom. The carrying value of the investment in Principal Healthcare Finance Limited is based on the rate established in the forward exchange contract, and therefore no amount is assigned to the swap arrangement.

(E) Exchange of the Company's shares for contributed assets (8,499,000 shares and 260,000 preferred shares with an aggregate liquidating preference of $2,600,000) as described in (D) and issuance by the Company of 3,751,000 shares as described in (B).

(F) Represents the acquisition cost of twenty-five aged care homes purchased on November 12, 1998 by the Trust. The facilities are subject to a thirty-year master triple-net lease with Moran.

(G) Represents borrowings of A$24 million (approximately $14.4 million) under bridge loan from Omega Healthcare Investors, Inc. with an interest rate of 10.0%.

(H) Represents borrowings of A$56 million (approximately $33.6 million) under revolving credit facility with Bank. Interest rate of currently 6.10%.

                              OMEGA WORLDWIDE, INC.
            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1997
                                    Unaudited
                    (In Thousands, Except Per Share Amounts)

                                                                                     As           Pro Forma
                                                           Historical            Adjusted (A)     Adjustment           Pro Forma
                                                           ----------            ------------     ----------           ---------
Revenues
  Rent Income                                             $          0        $     3,925 (B)     $     5,767 (I)     $     9,692
  Advisory Fees                                                                     1,511 (C)                               1,511
  Interest Income                                                                   2,829 (D)                               2,829
                                                          -------------       ------------        ------------        ------------
     Total Revenues                                                  0              8,265               5,767              14,032

Expenses
  Imputed Interest                                                                  2,223 (B)                               2,223
  Interest Expense                                                                      0               4,203 (J)           4,203
  Depreciation                                                                        637 (B)           1,013 (K)           1,650
  Cost of Services Provided                                                         1,103 (E)                               1,103
  General and Administrative                                                          480 (F)                                 480
                                                          -------------       ------------        ------------        ------------
     Total Expenses                                                  0              4,443               5,216               9,659
                                                          -------------       ------------        ------------        ------------

Earnings Before Equity Earnings and Taxes                            0              3,822                 551               4,373
Equity In Loss of Principal Healthcare
  Finance Limited                                                                    (339)(G)               0                (339)
                                                          -------------       ------------        ------------        ------------

Earnings Before Federal and Foreign Income Taxes                     0              3,483                 551               4,034
Provision For Federal and Foreign Income Taxes                                     (1,320)(H)            (187)             (1,507)
                                                          -------------       ------------        ------------        ------------
Earnings Before Preferred Stock Dividends                            0              2,163                 364               2,527
Preferred Stock Dividends                                                            (208)                                   (208)
                                                          -------------       ------------        ------------        ------------

Net Income Available To Common Stock                      $          0        $     1,955         $       364         $     2,319
                                                          =============       ============        ============        ============

Common Shares Outstanding  - Basic                                                                                         12,250
                                                                                                                      ------------
Net Income Per Share - Basic                                                                                          $      0.19
                                                                                                                      ============



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(A)    Represents statement of operations of Omega Worldwide, Inc. for the year ended September 30, 1997 adjusted to give effect to the transactions described in paragraphs (B) through (H) below.

(B) Revenues and expenses related to the investment made on June 19, 1998 in certain aged care facilities which are subject to long-term triple-net leases. The 30 year lease provides an option to purchase by tenant at the end of 14 years. Rent payments of $3,000,000 commence on July 1, 1999, with minimum annual increases of 2% commencing on July 1, 2000. Income is recognized on a straight-line basis. The purchase option is generally at fair market value determined by a formula related to annual rents. Imputed interest on the deferred obligation of the Company is recognized at 8%. Depreciation of the buildings and equipment is recognized over 40 to 50 year periods. For purposes of translation to U.S. dollars, the assumed rate of exchange of A$.60 to $1 has been used.

       The Trust's activities have been consolidated with the Company as the Company presently owns 100% of the voting units in the Trust. The Trust is seeking other investors to reduce the Company's interest in the Trust to 50% or less, at which time earnings from the investment will be accounted for using the equity method.

(C) The Company's fees pursuant to Management Agreement equal to 90 basis point of the aggregate book value of invested assets.

(D) Interest income on the subordinated loan to Principal Healthcare Finance Limited bears interest of 11.8% and increases 3% each July.

(E) Historical costs of services provided by Omega (UK) Limited for the year ended September 30, 1997. Omega (UK) Limited is the primary service provider for activities related to Principal Healthcare Finance Limited. The reported amount represents direct costs incurred in the delivery of the services for which fee income has been recognized.

(F) Comprises allocated share of costs of Omega Healthcare Investors, Inc. pursuant to the provisions of a Service Agreement between Omega Healthcare Investors, Inc. and the Company. Indirect costs incurred by Omega Healthcare Investors, Inc. for the year ended September 30, 1997 are allocated based on the relationship of assets under the Company's management to the combined total of those assets and Omega Healthcare Investors' assets.

       The Company's direct administrative costs, including the costs the Company expects it will incur on its own behalf for state taxes, investor relations, legal and accounting and similar items, are estimated to be approximately $650,000 to $700,000. Additionally, general and administrative costs expected to be incurred by the Trust are estimated to be approximately $350,000 to $400,000. These amounts are not factually supportable and therefore have been omitted.

(G) The Company's share (33.375%) of loss of Principal Healthcare Finance Limited for the fiscal year ended August 31, 1997 plus amortization of $101,000 related to the excess of the carrying value of its investment over its proportionate share of Principal Healthcare Finance Limited's underlying equity. The carrying value of the investment in common stock of Principal Healthcare Finance Limited exceeds the Company's proportionate share of Principal Healthcare Finance Limited's equity by approximately $1 million. The Company will amortize this amount over 10 years.

(H)    There are no corporate income taxes in the State of Michigan.

(I) Represents rental income from investments made by the Trust on November 12, 1998 in certain aged care homes subject to long-term triple-net leases. The thirty year triple-net lease provides for an option to purchase be tenant at the end of 14 years. Initial annual rent payments of A$7,680,000 (approximately $4,585,000) commenced at November 12, 1998 with minimum increases of 1.5% commencing an July 1 of each lese year. The purchase option is generally at fair market value determined by a formula tied to a multiple of annual rent.

(J) Represents interest expense on the bridge loan from Omega Healthcare Investors, Inc. at 10%. The bridge loan is expected to be repaid from proceeds of the issuance of subordinated debt beginning interest at 10%.

       Also includes interest expense on revolving facility with Bank. Initial six months interest rate is 6.10% and interest rate thereafter assumed to be the base rate plus 1.50% or approximately 6.45%. Also included are a non-use fee equal to .25% for the undrawn balance of the facility and the establishment fee paid to the Bank.

(K)    Depreciation of the buildings is recognized over 40 to 50 year periods.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OMEGA WORLDWIDE, INC.

November 27, 1998                         By   /s/  David A. Stover
                                          ------------------------------------
                                                    David A. Stover,
                                                    Chief Financial Officer

                                  Exhibit Index

 Exhibit 10.1 Form of transaction documents comprising agreements by and among Omega Worldwide, Inc. (the "Company"), Principal Healthcare Finance Trust (the "Trust"), Principal Healthcare Finance Pty Limited ("Principal Pty"), Moran Health Care (Australia) Pty Limited ("Moran Australia"), Moran Health Care Group Pty Limited ("Moran"), Pender Bros Pty Limited ("Pender"), ABN AMRO Australia Limited ("ABN Australia"), ABN AMRO Bank N.V. ("ABN Bank") and ABN AMRO Facilities Australia Limited ("ABN Facilities"), as set forth in the agreements described as follows: QLD, NSW and WA Lease between Principal Pty, as lessor, and Moran Australia, as lessee; Capital Contribution Agreement among Moran Australia, Moran and Principal Pty; Agreement for Lease among Principal Pty, Moran Australia and Moran; Relationship Agreement among Principal Pty, Moran Australia, Peter Anna Pty Limited, Moran Health Care Group (WA) Pty Limited and Moran; Lease Guarantee executed by Moran; Deed of Fixed and Floating Charge between Pender and Principal Pty; Deed of Guarantee and Indemnity between Pender and Principal Pty; Mortgage executed by Pender; Warehouse Facility Agreement among Principal Pty, ABN Australia, ABN Bank and ABN Facilities; Deed of Guarantee and Indemnity between the Company, ABN Australia and ABN Bank; Debenture Stock Trust Deed between Principal Pty and ABN Facilities; Deed of Charge (NSW and Vic) between Principal Pty and ABN Facilities; Deed of Charge (QLD) between Principal Pty and ABN Facilities; Deed of Charge (WA) between Principal Pty and ABN Facilities; and Tripartite Agreement between PHF No. 1 Pty Limited and Tanoa Pty Limited, Principal Pty, ABN Australia, ABN Bank and ABN Facilities

 Exhibit 10.2 Advisory Agreement between Omega (Australia) Pty Limited and Principal Pty

 Exhibit 10.3 Promissory Note executed by the Trust to Omega Healthcare Investors, Inc. ("Omega") and Guaranty executed by the Company in favor of Omega